Amendment No. 3 to
Administrative Services Agreement
Franklin Templeton Services, LLC
Principal Life Insurance Company
Principal National Life Insurance Company

THIS AMENDMENT is made by and between Franklin Templeton Services, LLC (the "Fund Administrator"), Principal Life Insurance Company (the "Company") and Principal National Life Insurance Company.
WHEREAS, the Company and the Fund Administrator have entered into an Administrative Services Agreement, dated as of December 14, 2007, as amended from time to time (the "Agreement"), concerning certain administrative services with respect to each series ("Fund" or "Funds") of Franklin Templeton Variable Insurance Products Trust (the "Trust") listed on Schedule B of the Agreement;
WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of adding Principal National Life Insurance Company as a party and certain new variable life insurance or variable annuity contracts covered by the Agreement.
NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement as follows:
1.    Principal National Life Insurance Company is hereby added as a party to the Agreement, consents to being added as a party to the Agreement and, as of the date of this Amendment is subject to all terms of the Agreement applicable to the Company.
2.     "Company" means Principal Life Insurance Company and Principal National Life Insurance Company, as applicable.
3.    Schedules B and of the Agreement are hereby deleted in their entirety and replaced with the Schedules B and C attached hereto.
4.     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
This Amendment is executed effective as of November 1, 2011.

Fund Administrator:	FRANKLIN TEMPLETON SERVICES, LLC

By: /s/ Thomas Regner
Name: Thomas Regner
Title: Vice President

The Company:	PRINCIPAL LIFE INSURANCE COMPANY

By: /s/ Sara Wiener
Name: Sara Wiener
Title: Director - Product Management

PRINCIPAL NATIONAL LIFE INSURANCE COMPANY

By: /s/ Sara Wiener
Name: Sara Wiener
Title: Director - Product Management

Schedule B
Administrative Expense Payment
With respect to each Contract listed below underneath the column titled "Product Name/Registration No.", the Fund Administrator agrees to pay the corresponding Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

#	Company	Product Name/ Registration No.	Funds of the Trust (All Class 2 Shares unless otherwise Noted)	Fee Rate	Date of Beginning of Period for Computation of Fee
1.	Principal Life Insurance Company	Benefit Variable Universal Life (BVUL) 333-89446	Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Small Cap Value Securities Fund Franklin Strategic Income Securities Fund Mutual Global Discovery Securities Fund Mutual Shares Securities Fund Templeton Developing Markets Securities Fund Templeton Foreign Securities Fund Templeton Global Bond Securities Fund	0.10%	11/01/07
			Franklin U.S. Government Fund	0.10%	11/01/09
2.	Principal Life Insurance Company	Benefit Variable Universal Life (BVUL II) 333-49363	Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Small Cap Value Securities Fund Franklin Strategic Income Securities Fund Mutual Global Discovery Securities fund Mutual Shares Securities Fund Templeton Developing Markets Securities Fund Templeton Foreign Securities Fund Templeton Global Bond Securities Fund	0.10%	11/01/07
			Franklin U.S. Government Fund	0.10%	11/01/09
3.	Principal Life Insurance Company	Executive Variable Universal Life (EVUL) 333-81714	Mutual Global Discovery Securities Fund Mutual Shares Securities Fund Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Strategic Income Securities Fund Franklin Small Cap Value Securities Fund Templeton Developing Markets Securities Fund Templeton Foreign Securities Fund Templeton Global Bond Securities Fund	0.10%	11/01/07
			Franklin U.S. Government Fund	0.10%	11/01/09

#	Company	Product Name/ Registration No.	Funds of the Trust (All Class 2 Shares unless otherwise Noted)	Fee Rate	Date of Beginning of Period for Computation of Fee
4.	Principal Life Insurance	Executive Variable Universal Life II (EVULII) 333-149215	Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Small Cap Value Securities Fund Franklin Strategic Income Securities Fund Mutual Global Discovery Securities Fund Mutual Shares Securities Fund Templeton Developing Markets Securities Fund Templeton Foreign Securities Fund Templeton Global Bond Securities Fund	0.10%	11/01/07
			Franklin U.S. Government Fund	0.10%	11/01/09
5.	Principal Life Insurance Company	Principal Freedom Variable Annuity 333-128079	Templeton Growth Securities Fund	0.10%	11/01/07
6.	Principal Life Insurance Company	Principal Variable Universal Life Income II 333-146896	Franklin Rising Dividends Securities Fund Mutual Shares Securities Fund	0.10%	11/01/07
			Franklin Small Cap Value Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/11
7.	Principal Life Insurance Company	Investment Plus Variable Annuity 333-116220	Franklin Small Cap Value Securities Fund	0.10%	11/01/09
8.	Principal Life Insurance Company	Principal Flexible Variable Life 33-13481	Franklin Small Cap Value Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/11
9.	Principal Life Insurance Company	PrinFlex Life 333-00101	Franklin Small Cap Value Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/11
10.	Principal Life Insurance Company	Principal Survivorship Flexible Premium Variable Universal Life 333-71521	Franklin Small Cap Value Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/11
11.	Principal Life Insurance Company	Principal Variable Universal Life Accumulator 333-65690	Franklin Small Cap Value Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/11
12.	Principal Life Insurance Company	Principal Variable Universal Life Accumulator II 333-100838	Franklin Small Cap Value Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/11
13.	Principal Life Insurance Company	Principal Variable Universal Life Income 333-115269	Franklin Small Cap Value Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/11
14.	Principal National Life Insurance Company	Principal Variable Universal Life Income III 333-175768	Franklin Rising Dividends Securities Fund Franklin Small Cap Value Securities Fund Mutual Shares Securities Fund Templeton Global Bond Securities Fund	0.10%	11/01/11

Schedule C

Addresses for Notices

If to the Company:	Principal Life Insurance Company
Principal National Life Insurance Company
711 High Street
Des Moines, IA 50392
Attn: Charles Schneider, Counsel for Variable Insurance Products

With a copy to:	Principal Life Insurance Company
Principal National Life Insurance Company
711 High Street
Des Moines, IA 50392
Attn: Sara Wiener, Director, Product Mgmt

If to the Fund Administrator:	Franklin Templeton Services, LLC
One Franklin Parkway, Bldg. 920, 2nd Floor
San Mateo, California 94403
Attention: Karen Skidmore

With a copy to:	Franklin Templeton Investments
One Franklin Parkway, Bldg. 920, 2nd Floor
San Mateo, California 94403
Attention: General Counsel